A Special Meeting of Shareholders of the Fund was held on May 26, 2015. At the Special Meeting, shareholders of record of the Fund as of the close of business on March 27, 2015 approved a new investment advisory agreement between Exchange
Traded Concepts Trust, on behalf of the Fund, and Exchange Traded Concepts, LLC, the Funds investment adviser. With respect to the Fund the motion was approved with the following voting results:


NO. OF
SHARES
% OF
OUTSTANDING
SHARES
% OF SHARES
VOTED

For
311,438
62.29%
96.81%
Against
6,954
1.39%
2.16%
Abstain
3,295
0.66%
1.02%
Total
321,687
64.34%
100.00%

A Special Meeting of Shareholders of the Fund was held on May 26, 2015. At the Special Meeting, shareholders of record of the Fund as of the close of business on March 27, 2015 approved a new investment sub-advisory agreement between the
Adviser and Vident Investment Advisory LLC. With respect to the Fund the motion was approved with the following voting results:


NO. OF
SHARES
% OF
OUTSTANDING
SHARES
% OF SHARES
VOTED

For
311,638
62.33%
96.88%
Against
6,754
1.35%
2.10%
Abstain
3,295
0.66%
1.02%
Total
321,687
64.34%
100.00%

A Special Meeting of Shareholders of the Fund was held on May 26, 2015. At the Special Meeting, shareholders of record of the Fund as of the close of business on March 27, 2015 approved a manager of managers arrangement to grant the Fund and the Adviser greater flexibility to change sub-advisory arrangements without shareholder approval, subject to prior approval by the Board of Trustees. With respect to the Fund the motion was approved with the following voting results:


NO. OF
SHARES
% OF
OUTSTANDING
SHARES
% OF SHARES
VOTED

For
306,615
61.32%
95.32%
Against
12,295
2.46%
3.82%
Abstain
2,757
0.55%
0.86%
Total
321,667
64.33%
100.00%

A Special Meeting of Shareholders of the Fund was held on May 26, 2015. At the Special Meeting, shareholders of record of all series of the Trust, including the Fund, as of the close of business on March 27, 2015 approved the election of Timothy J.
Jacoby as a Trustee of the Trust. With respect to the Fund the motion was approved with the following voting results:


NO. OF
SHARES
% OF
OUTSTANDING
SHARES
% OF SHARES
VOTED

For
394,739
78.95%
97.39%
Withhold
10,598
2.12%
2.61%
Total
405,337
81.07%
100.00%